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                                                                    EXHIBIT 99.2

NEWSFAX

             WSMP, Sagebrush Stock For Stock Merger Exchange Rate Announced

EDITORS:
This is an addendum to a news release that cleared disclosure wires between 9:30-9:45 a.m. today -- Friday, September 26

        CLAREMONT, N.C., Sept. 26 /PRNewswire/ -- WSMP, Inc. (Nasdaq:
WSMP), and Sagebrush, Inc. (Nasdaq: SAGE), have announced the exchange rate established in a letter of intent to pursue WSMP's acquisition of Sagebrush in a stock for stock merger.
        Execution of the letter of intent was announced earlier today and it anticipates that WSMP will issue new shares of common stock to Sagebrush shareholders. The proposed exchange ratio is 0.3214 shares of WSMP common stock for each share of Sagebrush common stock. The proposed pooling of interests transaction is subject to various conditions including the approval of Sagebrush directors and shareholders.

SOURCE WSMP, Inc.
    -0- 9/26/97 AA CHF003
   /CONTACT:
    David R. Clark, President and Chief Operating Officer, WSMP, Inc., 704-459-7626, or L. Dent Miller, President and Chief Executive
Officer, Sagebrush, Inc., 704-459-0821/
         (WSMP SAGE)

CO:      WSMP, Inc.; Sagebrush, Inc.
ST:      North Carolina
IN:      RST FOO REA
SU: TNM

SOURCE WSMP, Inc.
    -0- 9/26/97
   /CONTACT:
   David R. Clark, President and Chief Operating Officer, WSMP, Inc., 704-459-7626, or L. Dent Miller, President and Chief Executive
Officer, Sagebrush, Inc., 704-459-0821/
     /Company News On Call: http://www.prnewswire.com or 800-758-5804 ext. 964375/
    (WSMP SAGE)